Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank)	13-5160382 (I.R.S. employer identification No.)
One Wall Street New York, New York (Address of principal executive offices)	10286 (Zip Code)

Michael Shepherd
General Counsel
One Wall Street
15th Floor
New York, New York 10286
Tel: 212 635-6748
(Name, address and telephone number of agent for service)

______________________________________________________
TOWER SEMICONDUCTOR LTD.
(Exact name of obligor as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	NONE (I.R.S. employer identification No.)
P.O. BOX 619 MIGDAL HAEMEK ISRAEL 23105 (Address of principal executive offices)	N/A (Zip Code)

$50,000,000 5% Subordinated Convertible Debentures due 2011 (Title of the indenture securities)

GENERAL

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York, 2 Rector Street, New York, New York 10006 and Albany, New York, 12203.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551.

Federal Reserve Bank of New York, District No. 2, 33 Liberty Plaza, New York, New York, 10045.

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

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Item 16. List of Exhibits

Exhibits identified in parentheses below, on file with the Commission, are incorporated by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of the Trustee (The Bank of New York, formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

2.	None; Certificate of Authority being contained in the documents identified above as Exhibit 1.

3.	None; authorization to exercise corporate trust powers being contained in the documents identified above as Exhibit 1.

4.	A copy of the existing By-Laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 34-44051.)

7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London in the United Kingdom, on the 22nd day of November, 2005.

THE BANK OF NEW YORK BY: /S/ Daniel Wynne —————————————— Name: Daniel Wynne Title: Vice President

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Exhibit 7 to Form T-1

Consolidated Report of Condition of

THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2005, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,753,000
Interest-bearing balances	6,045,000
Securities:
Held-to-maturity securities	2,183,000
Available-for-sale securities	21,741,000
Federal funds sold and securities purchased under
agreements to resell
Federal funds sold in domestic offices	5,486,000
Securities purchased under agreements to
resell	192,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned
income	32,953,000
LESS: Allowance for loan and
lease losses	558,000
Loans and leases, net of unearned
income and allowance	32,395,000
Trading Assets	6,114,000
Premises and fixed assets (including capitalized
leases)	812,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and
associated companies	278,000
Customers' liability to this bank on acceptances
outstanding	68,000
Intangible assets:
Goodwill	2,039,000
Other intangible assets	736,000
Other assets	5,237,000

Total assets	$86,079,000

LIABILITIES
Deposits:
In domestic offices	$38,768,000
Noninterest-bearing	18,417,000
Interest-bearing	20,351,000
In foreign offices, Edge and Agreement
subsidiaries, and IBFs	26,246,000
Noninterest-bearing	462,000
Interest-bearing	25,784,000
Federal funds purchased and securities sold under
agreements to repurchase
Federal funds purchased in domestic
offices	1,224,000
Securities sold under agreements to
repurchase	126,000
Trading liabilities	2,927,000
Other borrowed money:
(includes mortgage indebtedness and obligations
under capitalized leases)	1,245,000
Not applicable
Bank's liability on acceptances executed and
outstanding	69,000
Subordinated notes and debentures	1,440,000
Other liabilities	5,976,000

Total liabilities	$78,021,000

Minority interest in consolidated
subsidiaries	139,000

EQUITY CAPITAL
Perpetual preferred stock and related
surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred
stock)	2,089,000
Retained earnings	4,716,000
Accumulated other comprehensive income	(21,000)
Other equity capital components	0
Total equity capital	7,919,000

Total liabilities, minority interest, and equity capital	$86,079,000

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	]	Directors